 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 17, 2022
(Date of earliest event reported)

 ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Washington Boulevard, 6th Floor
Stamford, CT 06902
(Principal Executive Office)
Telephone Number: (914) 641-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).                                                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Principal Accounting Officer
On October 17, 2022, John Capela, Vice President & Chief Accounting Officer of ITT Inc. (the “Company”), announced his intention to leave the Company to pursue other opportunities, effective November 4, 2022, and subsequently resigned from serving as the Company’s Vice President and Chief Accounting Officer. Mr. Capela has served as the Company’s principal accounting officer since November 19, 2018. Emmanuel Caprais, the Company’s Senior Vice President and Chief Financial Officer, has been appointed to serve as the Company’s principal accounting officer and Chief Accounting Officer, effective immediately, in addition to his other roles and responsibilities, until such time as a successor is named.

Mr. Capela's departure is not the result of any disagreement between Mr. Capela and the Company with respect to any matter relating to the Company's operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

October 21, 2022	By:	/s/ Mary E. Gustafsson
		Name:	Mary E. Gustafsson
		Title:	Senior Vice President and General Counsel
(Authorized Officer of Registrant)